Exhibit 10.7

TENDER AND SUPPORT AGREEMENT

TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of August 24, 2022, by and among REE Automotive Ltd., a public company incorporated under the laws of Israel under registration number 51-455733-9 (the “Company”), and each of the persons listed on Schedule A hereto (collectively, the “Warrant Holders,” and each a “Warrant Holder”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, each Warrant Holder is the beneficial owner of warrants (i) sold as part of the units in the initial public offering (the “IPO”) (whether they were purchased in the IPO or thereafter in the open market) (the “public warrants”) of 10X Capital Venture Acquisition Corp. (“10X Capital”), or (ii) issued in a private placement in connection with the closing of the IPO that have not become public warrants as a result of being transferred to any person other than permitted transferees (the “private placement warrants” and, together with the public warrants, the “Warrants”), in each case governed by the Warrant Assignment, Assumption and Amended & Restated Agreement, dated as of July 22, 2021 (the “Warrant Agreement”), by and between the Company, 10X Capital and Continental Stock Transfer & Trust Company, as warrant agent;

WHEREAS, on July 22, 2021, the Company completed its business combination with 10X Capital, pursuant to which the Company acquired 10X Capital as a wholly-owned subsidiary and assumed 10X Capital’s obligations under the Warrant Agreement and the Warrants;

WHEREAS, as of the date hereof, there are a total of 15,562,500 Warrants outstanding;

WHEREAS, each whole Warrant entitles its holder to purchase one Class A ordinary share, without par value (the “Ordinary Shares”), of the Company, for a purchase price of $11.50, subject to certain adjustments under the Warrant Agreement;

WHEREAS, the Company is initiating an exchange offer (the “Exchange Offer”) pursuant to a registration statement on Form F-4 to be filed with the Securities and Exchange Commission (as may be amended and supplemented, the “Registration Statement”), to offer all Warrant holders the opportunity to exchange their Warrants for Ordinary Shares, based on an exchange ratio of 0.20 Ordinary Shares per Warrant and subject to other terms and conditions to be disclosed in the Registration Statement;

WHEREAS, concurrent with the Exchange Offer and as part of the Registration Statement, the Company is initiating a consent solicitation (the “Consent Solicitation”) to solicit the consent of the holders of the Warrants to amend, effective upon the completion of the Exchange Offer, the terms of the Warrant Agreement (the “Warrant Amendment”), to permit the Company to require that each Warrant that is outstanding upon the closing of the Exchange Offer be converted into 0.18 Ordinary Shares, which is a ratio of 10% less than the exchange ratio applicable to the Exchange Offer, as more fully described in the Registration Statement; and

WHEREAS, as an inducement to the Company’s willingness to initiate the Exchange Offer and the Consent Solicitation, each Warrant Holder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.01 Agreement to Tender. Each Warrant Holder shall validly tender or cause to be tendered to the Company all Warrants set forth opposite such Warrant Holder’s name on Schedule A (the “Subject Warrants”), free and clear of all liens, pursuant to and in accordance with the terms of the Exchange Offer as described in the Registration Statement no later than the scheduled or extended expiration time of the Exchange Offer at a ratio of 0.20 Ordinary Share per Warrant. For the avoidance of doubt, nothing in this Agreement shall restrict the Warrant Holder from acquiring additional Warrants subsequent to the date hereof and such additional Warrants shall not be subject to the terms of this Agreement.

Section 1.02 Agreement to Consent. Each Warrant Holder shall deliver to the Company its timely consent with respect to the Consent Solicitation with respect to all of such Warrant Holder’s Subject Warrants set forth on Schedule A in accordance with the terms and conditions of the Consent Solicitation as described in the Registration Statement.

Section 1.03 Ownership of Warrants. Each Warrant Holder represents and warrants to the Company, as of the date hereof and as of the date of tender of such Warrant Holder’s Subject Warrants in accordance with this Agreement, that such Warrant Holder is the sole beneficial owner of the number of Warrants set forth opposite such Warrant Holder’s name on Schedule A, and has good and marketable title to such Warrants free and clear of any liens, options, rights, or any other encumbrances, limitations or restrictions whatsoever (other than liens imposed under typical prime brokerage agreements and those restrictions imposed by applicable securities laws, this Agreement and the Warrant Agreement). Each Warrant Holder shall not transfer any Subject Warrants to any person (other than the Company in connection with the Exchange Offer) unless such person acquiring such Warrants signs a joinder to this Agreement agreeing to be bound by all terms and conditions of this Agreement.

Section 1.04 Company Covenants. The Company agrees that it shall take all steps reasonably necessary or desirable to commence the Exchange Offer and Consent Solicitation as soon as practicable consistent with this Agreement, and agrees to take all steps necessary to update the Registration Statement as required by applicable laws and regulation, and that the Registration Statement, when declared effective, will comply with all applicable Securities and Exchange Commission requirements.

Section 1.05 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

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Section 1.06 Termination. This Agreement shall terminate as to all Warrant Holders (a) upon written notice to all the Warrant Holders by the Company, or upon the earlier of (i) the date the Company’s board of directors or a committee thereof determines to no longer pursue the Exchange Offer and the Consent Solicitation, and (ii) October 24, 2022; or (b) if the Company fails to commence the Exchange Offer and Solicitation by September 7, 2022.

Section 1.07 Warrant Holder Obligations Several and Not Joint. The obligations of each Warrant Holder hereunder shall be several and not joint, and no Warrant Holder shall be liable for any breach of the terms of this Agreement by any other Warrant Holder.

Section 1.08 Governing Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 1.09 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

REE AUTOMOTIVE LTD.

By:	/s/ David Goldberg
Name:	David Goldberg
Title:	Chief Financial Officer

[Signature Page – REE Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

KIM, LLC

By:	/s/ Matthew Orr
Name:	Matthew Orr
Title:	Vice President

[Signature Page – REE Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

LMR Master Fund Limited

By:	/s/ Shane Cullinane
Name:	Shane Cullinane
Title:	Chief Operating Officer, LMR Partners LLP, acting in its capacity as investment manager of LMR Master Fund Limited

[Signature Page – REE Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

LMR CCSA Master Fund Limited

By:	/s/ Shane Cullinane
Name:	Shane Cullinane
Title:	Chief Operating Officer, LMR Partners LLP, acting in its capacity as investment manager of LMR CCSA Master Fund Limited

[Signature Page – REE Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

RIVERVIEW GROUP LLC

By: Integrated Holding Group LP, its Managing Member
By: Millennium Management LLC, its General Partner

By:	/s/ Mark Meskin
Name:	Mark Meskin
Title:	Chief Trading Officer

HOLDER:

ICS OPPORTUNITIES II LLC

By: Millennium International Management LP, its Investment Manager

By:	/s/ Mark Meskin
Name:	Mark Meskin
Title:	Chief Trading Officer

HOLDER:

ICS OPPORTUNITIES, LTD.

By: Millennium International Management LP, its Investment Manager

By:	/s/ Mark Meskin
Name:	Mark Meskin
Title:	Chief Trading Officer

HOLDER:

INTEGRATED CORE STRATEGIES (US) LLC

By: Integrated Holding Group LP, its Managing Member
By: Millennium Management LLC, its General Partner

By:	/s/ Mark Meskin
Name:	Mark Meskin
Title:	Chief Trading Officer

[Signature Page – REE Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

Castle Creek Strategies, LLC on behalf of the entities listed in Schedule A

By:	/s/ Allan Weine
Name:	Allan Weine
Title:	Authorized person

[Signature Page – REE Tender and Support Agreement]

Schedule A

Name of Warrant Holder	Number of Warrants
KIM, LLC	400,000
LMR Master Fund Limited	192,444
LMR CCSA Master Fund Limited	192,444
RIVERVIEW GROUP LLC	1,004,765
ICS OPPORTUNITIES II LLC	93,456
ICS OPPORTUNITIES, LTD.	78,750
INTEGRATED CORE STRATEGIES (US) LLC	12,149
CC Arbitrage, LTD	13,637
CC ARB West, LLC	72,674